Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Adriel Lares Vice President of Finance and Chief Financial Officer (510) 413-5999

3PAR Reports Financial Results for First Quarter of Fiscal 2010

Fremont, CA, August 3, 2009—3PAR® (NYSE: PAR), the leading global provider of utility storage, today reported results for the first quarter of fiscal year 2010, which ended June 30th, 2009. Revenue for the first quarter was $44.5 million, an increase of 4% compared to revenue of $43.0 million for the same period a year ago, and a decrease of 8% compared to $48.5 million in the prior quarter, which ended March 31st, 2009.

For the first quarter of fiscal 2010, GAAP net loss was $1.8 million, or ($0.03) per share, compared to GAAP net income of $678,000, or $0.01 per share for the same period in the prior year. Non-GAAP net income, which excludes the impact of stock-based compensation expense, for the first quarter of fiscal 2010 was $41,000, or $0.00 per share, compared to $2.0 million, or $0.03 per share, for the same period in the prior year.

“Though disappointed by our revenue shortfall against expectations, we are pleased that we grew year-over-year in a difficult economic climate and that we continued to take market share,” said David Scott, Chief Executive Officer. “We also demonstrated our ability to control expenses prudently, which, combined with a strong gross margin performance, allowed us to maintain profitability on a non-GAAP basis.”

Additional First Quarter Fiscal 2010 Financial Information

3PAR reports operating income (loss), net income (loss), and earnings (loss) per share (EPS) on a GAAP and on a non-GAAP basis, which excludes the impact of stock-based compensation expense. The non-GAAP measures are described in greater detail below and are reconciled to the corresponding GAAP measures in the accompanying financial tables.

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GAAP operating loss for the first quarter of fiscal 2010 was $2.1 million, or 5% of revenue compared to $1.2 million in the fourth quarter of fiscal 2009, or 2% of revenue. Non-GAAP operating loss in the first quarter of fiscal 2010 was $248,000, or 1% of revenue, compared to a Non-GAAP operating income of $609,000, or 1% of revenue, in the fourth quarter of fiscal 2009. GAAP net loss for the first quarter of fiscal 2010 was $1.8 million compared to $907,000 in the fourth quarter of fiscal 2009. Non-GAAP net income in the first quarter of fiscal 2010 was $41,000, compared to a Non-GAAP net income of $906,000 in the fourth quarter of fiscal 2009.

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GAAP EPS for the first quarter of fiscal 2010 was ($0.03) on 61.3 million shares outstanding, compared to ($0.01) in the fourth quarter of fiscal 2009 on 60.9 million shares outstanding. Non-GAAP EPS in the first quarter of fiscal 2010 was $0.00 on 63.7 million diluted shares outstanding compared to $0.01 on 63.4 million diluted shares outstanding in the fourth quarter of fiscal 2009.

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Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS are computed net of stock-based compensation. In the first quarter of fiscal 2010 and fourth quarter of fiscal 2009, the charges related to stock-based compensation were $1.8 million in each period.

Reconciliations of Non-GAAP measures to GAAP operating income (loss), net income (loss), and EPS are included at the end of this release.

Webcast and Conference Call Information

3PAR will host a conference call for analysts and investors to discuss its fiscal 2010 first quarter results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To access the conference call by phone, please dial 800-599-9829, passcode 74023286. International participants can dial 617-847-8703, passcode 74023286.

A live webcast of the conference call will also be accessible from the “Investors” section of 3PAR’s Website at www.3PAR.com. Following the webcast, an archived version will be available on the website for seven days. To hear the replay, parties in the United States and Canada should call 888-286-8010 and enter passcode 90105550. International parties can access the replay at 617-801-6888 by entering passcode 90105550.

About 3PAR

3PAR® (NYSE: PAR) is the leading global provider of utility storage, a category of highly virtualized and dynamically tiered storage arrays built for public and private cloud computing. Our virtualized storage platform was built from the ground up to be agile and efficient to address the limitations of traditional storage arrays for utility infrastructures. As a pioneer of thin provisioning and other storage virtualization technologies, we design our products to reduce power consumption to help companies meet their green computing initiatives and to cut storage total cost of ownership. 3PAR customers have used our self-managing, efficient, and adaptable utility storage systems to reduce administration time and provisioning complexity, to improve server and storage utilization, and to scale and adapt flexibly in response to continuous growth and changing business needs. For more information, visit the 3PAR Website at: www.3PAR.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning 3PAR’s future financial performance, 3PAR’s ability to maintain and control costs, the effectiveness of our business strategies, market share opportunities and reception of our value proposition as well as demand for and adoption of our storage solution in our customer markets. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, including the potential for slower than expected growth of the utility storage market or in customer adoption of 3PAR’s storage solutions, particularly in light of substantial uncertainty about macroeconomic trends in the United States and globally and their potential impact on information technology spending; the impact of competitive conditions; and those additional risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in 3PAR’s Annual Report on Form 10-K for the year ended March 31, 2009, which is on file with the SEC and is available on 3PAR’s investor relations website at ir.3PAR.com and on the SEC website at www.sec.gov. Additional information will also be contained in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which will be filed with the SEC in August 2009.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating income (loss), net income (loss) and EPS. 3PAR defines non-GAAP operating income (loss) and net income (loss) as operating income (loss) and net income (loss) plus stock-based compensation expenses. 3PAR defines non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average basic and diluted shares outstanding. 3PAR’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding 3PAR’s performance by excluding non-cash stock-based compensation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, 3PAR’s management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating 3PAR’s operating results (excluding the impact of these non-cash charges) over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income (loss), net income (loss) and EPS versus operating income (loss), net income (loss) and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in 3PAR’s business. Second, stock-based awards are an important part of 3PAR’s employees’ compensation and impact their performance. Third, the components of the costs that 3PAR excludes in its calculation of non-GAAP net income (loss) may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the “Investors” page of 3PAR’s Website at www.3PAR.com.

© 2009 3PAR Inc. All rights reserved. 3PAR, the 3PAR logo, Serving Information, InServ, InForm, InSpire, and Thin Built In are all trademarks or registered trademarks of 3PAR Inc. All other trademarks and registered trademarks are the property of their respective owners.

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3PAR Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2009	March 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$52,404	$47,621
Short-term investments	44,337	56,186
Accounts receivable, net	39,513	34,706
Inventory	25,778	26,650
Deferred cost	2,882	2,887
Prepaid and other current assets	2,978	2,500

Total current assets	167,892	170,550
Property and equipment, net	21,346	22,079
Other non-current assets	190	190

Total assets	$189,428	$192,819

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	7,392	9,303
Accrued liabilities	13,082	18,723
Deferred revenue	28,407	25,707
Accrued warranty	4,251	3,999

Total current liabilities	53,132	57,732
Accrued warranty, non-current	2,722	3,031
Deferred revenue, non-current	6,980	6,303
Other long-term liabilities	1,175	1,224

Total liabilities	64,009	68,290

Stockholders’ equity	125,419	124,529

Total liabilities and stockholders’ equity	$189,428	$192,819

3PAR Inc.

Condensed Consolidated Statement of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2009	2008
Revenue:
Product	$38,802	$39,924
Support	5,667	3,029

Total revenue	44,469	42,953
Cost of revenue:
Product	13,714	14,021
Support	1,730	1,006

Total cost of revenue (1)	15,444	15,027

Gross profit	29,025	27,926
Operating expenses:
Research and development (1)	11,632	10,157
Sales and marketing (1)	15,580	14,301
General and administrative (1)	3,901	3,373

Total operating expenses	31,113	27,831

Income (loss) from operations	(2,088)	95
Interest and other income, net	376	753

Income (loss) before provision for income taxes	(1,712)	848
Income tax provision	(87)	(170)

Net income (loss)	$(1,799)	$678

Net income (loss) per common share, basic	$(0.03)	$0.01

Net income (loss) per common share, diluted	$(0.03)	$0.01

Shares used to compute net income (loss) per common share:
Basic	61,262	60,233

Diluted	61,262	63,088

(1) Includes stock-based compensation as follows:
Cost of revenues	$81	$48
Research and development	641	453
Sales and marketing	677	555
General and administrative	441	231

3PAR Inc.

Condensed Consolidated Statement of Operations

(GAAP to non-GAAP reconciliation)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2009	2008
GAAP operating income (loss)	$(2,088)	$95
Plus:
Stock-based compensation	1,840	1,287

Non-GAAP operating income (loss)	$(248)	$1,382

GAAP net income (loss)	$(1,799)	$678
Plus:
Stock-based compensation	1,840	1,287

Non-GAAP net income	$41	$1,965

GAAP net income (loss) per common share	$(0.03)	$0.01
Plus:
Stock-based compensation	$0.03	$0.02

Non-GAAP net income per common share, basic	$0.00	$0.03

Non-GAAP net income per common share, diluted	$0.00	$0.03

Shares used in computing basic non-GAAP net income per common share	61,262	60,233

Shares used in computing diluted non-GAAP net income per common share	63,690	63,088